DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C024-05

JAN 05 2005

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	PREMIER PLATFORM HOLDING COMPANY, INC
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: PAUL HOLMQUIST Street Address: 1830 NO. BUFFALO DR. UNIT 2003 City: LAS VEGAS NEVADA Zip Code: 89128 Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value: —
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: PAUL HOLMQUIST Street Address: 1830 NO. BUFFALO DR UNIT 2003 City: LAS VEGAS State: NV Zip Code: 89128 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: SALES AND MARKETING OF COMMERCIAL PRODUCT
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: RICHARD HANSON Signature: Richard Hanson Address: 1830 N. BUFFALO DR UNIT 1075 City: LAS VEGAS State: NV Zip Code: 89128
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Paul Holmquist — Authorized Signature of R.A. or On Behalf of R.A. Company Date: 1/5/05

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF INCORPORATION

OF

PREMIER PLATFORMS HOLDING COMPANY, INC.

The undersigned, PREMIER PLATFORMS HOLDING COMPANY, INC., a Nevada corporation (the "Corporation"), for the purpose of filing the Articles of Incorporation of the Corporation, in accordance with the applicable provisions of the Nevada Revised Statutes, as from time to time amended (the "NRS"), does hereby make and execute these Articles of Incorporation and does hereby certify that:

"Article ONE. The name of the Corporation is PREMIER PLATFORMS HOLDING COMPANY, INC.

Article TWO. The address of the Corporation's registered office in the State of Nevada is 1830 N. Buffalo Dr #2003., Las Vegas, NV. 89128, and the name of its at that address is Paul Holmquist.

Article THREE. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada, as amended from time to time. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges, which are necessary or convenient to the conduc4 promotion or attainment of the business or purposes of the Corporation.

Article FOUR. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy-Five Million (75,000,000), consisting of

a. no Preferred Stock

b. Seventy-Fivey Million (75,000,000) shares of Common Stock, $ .001 par value (the "Common Stock").

All or any part of the shares of the Preferred Stock and the Common Stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when consideration for these shares has been received by the Corporation, the shares shall be deemed fully paid. The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock are as follows:

A. PREFERRED STOCK The voting powers, preferences and relative, participating, optional and other special rights of the Corporation's Preferred Stock, and the qualifications, limitations and restrictions thereof shall be set at the discretion and control of the Board of Directors at such time as the Corporation's Preferred Stock shall became issued and outstanding.

B. COMMON STOCK

1. Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Anything contained in these Amended and Restated Articles of Incorporation to the contrary notwithstanding, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon the conversion,, exercise or exchange of securities, options, warrants or rights then outstanding) by the affirmative vote of the holders of a majority of the shares of Preferred Stock and Common Stock, voting together as one class. In any election of directors, no holder of Common Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share.

2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights exclusively granted to the holders of the Preferred Stock or except as may be provided by law, the holders of Common Stock shall have all other rights of stockholders, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefore, and (ii.) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after

the payment to the holders of the Preferred Stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided.

Article FIVE. Unless otherwise determined by the Board of Directors, no shareholder shall be entitled, as a matter of right, to purchase, subscribe for, or receive any right or rights to subscribe for any stock of any class that the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes, and whether or not of unissued shares authorized by the articles of incorporation as originally filed or by any amendment of the articles of incorporation or out of shares of stock of the Corporation acquired by it after the issuance of the shares, and whether issued for cash, promissory notes, services, personal or real property, or other securities of the Corporation, nor shall any holder of stock of the Corporation be entitled to any right of subscription to any of such shares. Further, unless otherwise determined by the board of directors, no holder of any shares of the stock of the Corporation is entitled, as a matter of right, to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments which confer on the holder or holders of the obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class or classes.

Article SIX.

a. Except as may be otherwise specifically provided by the NRS, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

b. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, and, except as otherwise provided in these Articles of Incorporation, or the By-laws, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board. As used in this Articles of Incorporation, the terms "whole Board" and "whole Board of Directors" are hereby exclusively defined and limited to mean the total number of directors which the Corporation would have if the Board had no vacancies.

c. The number of directors shall be fixed by, or in the manner provided in, the By-laws.

d. Any vacancies in .the Board of Directors for any reason, and any newly created directors hips resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death. No decrease in the number of directors shall shorten the term of any incumbent director.

e. Notwithstanding any other provision of these Articles of Incorporation, or the By-laws, and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation, or the By-laws, any director or the whole Board of Directors of the Corporation may be removed at any time, but only for cause and only upon the affirmative vote of the holders of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purposes of this Article SIX, section (e), each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Articles of Incorporation.

f. As used in these Articles of Incorporation, the term 'for cause" is hereby exclusively defined and limited to mean commission of a felony or a finding by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

g. There shall be no qualifications for election as directors of the Corporation, except that no person shall be eligible to stand for election as a director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

h. Except as provided in this Article SIX, no director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except for cause.

i. Advance notice of nominations for the election of directors other than nominations by the Board of Directors or a Committee thereof shall be given to the Corporation in the manner provided in the By-laws.

j. Except as may be otherwise specifically provided in this Article SIX, the term of office and voting power of each director of the Corporation shall be neither greater than nor less than that of any other director or class of directors of the Corporation.

k. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

Article SEVEN. The By-laws of the Corporation shall be adopted in any manner provided by law. In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding any other provisions in these Articles of Incorporation, or the By-laws of the Corporation, and notwithstanding the fact that some lesser percentage may be specified by law, the stockholders of the Corporation shall have the power to make, adopt, alter, amend or repeal the By-laws of the Corporation only upon the affirmative vote of a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this Article SEVEN each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Articles of Incorporation.

Article EIGHT. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its By-laws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, offices employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the NRS (including, without limitation, the statutes, case law and principles of equity) of the State of Nevada. If the NRS (including, without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Nevada are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then the Corporation shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of this Article EIGHT and without further action by the directors or stockholders of the Corporation.

Without limiting the generality of the foregoing provisions of this Article EIGHT, to the fullest extent permitted or authorized by the NRS as now in effect and as the same may from time to time hereafter be

amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

Article NINE. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of the NRS or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions '4 the NRS order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Article TEN. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term " person" to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

Article ELEVEN. The books of the Corporation may be kept (subject to any provisions contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

Article TWELVE. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that the foregoing shall not derogate from the authority of all the directors and all of the stockholders of the Corporation eligible to vote, to adopt an amendment to these Articles of Incorporation, by signing a written statement manifesting their intention that an amendment to these Articles of Incorporation, be adopted pursuant to the NRS.

Article THIRTEEN. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board pursuant to a resolution adopted by the a majority of the whole Board.

Article FOURTEEN. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Article FIFTEEN. The duration of the Corporation is perpetual.

Article SIXTEEN. None of the provisions of Articles FOUR, FIVE or this Article SIXTEEN may be amended, altered, changed or repealed except upon the affirmative vote at any annual or special meeting of the stockholders, of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class (for the purpose of this Article SIXTEEN, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOUR of these Articles of Incorporation), nor shall new provisions to these Articles of Incorporation, be adopted or existing provisions to these Articles of Incorporation, be amended, altered or repealed which in either instance are in conflict or inconsistent with Articles FOUR, FIVE or this Article SIXTEEN except upon the affirmative vote at any annual or special meeting of the stockholders of the holders of at least a majority or more of the then outstanding shares of Voting Stock, considered for this purpose as one class. Any inconsistency between the provisions of a Bylaw and any provisions of these Articles of Incorporation, shall be controlled by these Articles of Incorporation."

IN WITNESS WHEREOF, Articles of Incorporation have been executed on behalf of the Corporation as of January 5th, 2005, by its sole officer and director, who does make, file and record these Articles of Incorporation, and does certify that this instrument is the act and deed of the Corporation and that the facts stated herein are true, and that he has accordingly hereunto set his hand this 5th day of January, 2005.

PREMIER PLATFORMS HOLDING COMPANY, INC.

By: ______________________

Paul B. Holmquist Sole Officer, Director

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

Filed in the office of	Document Number 20100501197-16
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/07/2010 4:50 PM
	Entity Number C241-2005

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

DAVID LOREN CORPORATION

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

See attached Exhibit A.

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A
TO
CERTIFICATE TO ACCOMPANY RESTATED ARTICLES
OR AMENDED AND RESTATED ARTICLES
OF DAVID LOREN CORPORATION

1. Former Article I is unchanged.

2. Former Article II is unchanged.

3. Former Article III has been modified to simply state that the Corporation may engage in any lawful activity.

4. Former Article IV remains as Article IV and has been amended and restated to (i) issue two classes of capital stock, Common Stock and Preferred Stock, (ii) increase the number of shares of capital stock that the Corporation is authorized top issue from 75,000,000 to 550,000,000, with 500,000,000 shares being Common Stock, par value $.001 per share and 50,000,000 shares being Preferred Stock, par value $.001 per share, and (iii) authorize the Board of Directors of the Corporation to establish one or more series of Preferred Stock, fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock and to increase or decrease the number of shares of any series of Preferred Stock.

5. Former Article V has been amended and restated to provide that its provisions shall not be in effect until, and shall be in effect as of and after, the closing of a Qualified Public Offering.

6. Former Article VI has been deleted in its entirety and replaced with new Article VI. New Article VI provides, among other things, that the number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation provided that the number of directors shall never be less than one (1).

7. Former Article VII is now Article IX. New Article IX provides additional details regarding the express authority of the Board of Directors to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

8. Former Article VIII (regarding indemnification) has been deleted in its entirety and replaced by new Article VIII.

9. Former Article IX (regarding the personal liability of directors and officers of the Corporation) has been deleted in its entirety and replaced by new Article VII.

10. Former Article X (regarding amendment of the Articles of Incorporation of the Corporation) has been deleted in its entirety and replaced by new Article X.

11. Former Article XI has been deleted in its entirety.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

DAVID LOREN CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

See attached Certificate of Second Amended and Restated Articles of Incorporation of David Loren Corporation and its attachment, Second Amended and Restated Articles of Incorporation of David Loren Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.51% - 38,250,000 shares

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
David Loren Corporation,
a Nevada corporation

The undersigned hereby certifies as follows:

1. That the undersigned is the President and the Secretary of David Loren Corporation, a Nevada corporation (the "**Corporation**");

2. That the original Articles of Incorporation of the Corporation were filed with the Nevada Secretary of State on January 5, 2005;

3. That Amended and Restated Articles of Incorporation were filed with the Nevada Secretary of State on October 19, 2007;

4. That stock of the Corporation has been issued;

5. That, in accordance with Nevada Revised Statutes Sections 78.390(1)(a) and 78.315(2), by written consent of the Corporation's Board of Directors (the "**Board**"), dated as of June 22, 2010, the Board approved and adopted the Second Amended and Restated Articles of Incorporation attached hereto (the "**Second Amended and Restated Articles of Incorporation**"), and the Board authorized the filing of the Second Amended and Restated Articles of Incorporation with the Nevada Secretary of State, subject to the approval and adoption thereof by the Corporation's stockholders holding at least a majority of the voting power of the Corporation;

6. That, in accordance with Nevada Revised Statutes Sections 78.390(1)(b) and 78.320(2), the Corporation's stockholders holding at least a majority of the voting power of the Corporation voted by written consent dated as of June 22, 2010 to amend and restate the Corporation's Amended and Restated Articles of Incorporation as set forth in the Second Amended and Restated Articles of Incorporation. The Second Amended and Restated Articles of Incorporation were approved and adopted by the holders of Thirty-Eight Million Two Hundred Fifty Thousand (38,250,000) shares of the Corporation's Common Stock, par value $0.001 per share ("**Common Stock**"), representing the approval and adoption of the Second Amended and Restated Articles of Incorporation by the holders of Fifty-One and Fifty-One Hundredths percent (51.51%) of the outstanding shares of Common Stock entitled to vote with respect to the Second Amended and Restated Articles of Incorporation; and

7. That the Second Amended and Restated Articles of Incorporation attached hereto and incorporated herein by this reference correctly set forth the text of the Articles of Incorporation of the Corporation as amended to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Second Amended and Restated Articles of Incorporation on June 29, 2010.

David Loren, President and Secretary

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
DAVID LOREN CORPORATION,
a Nevada corporation

ARTICLE I

The name of the corporation is David Loren Corporation (the "**Corporation**").

ARTICLE II

The name and address of the Corporation's registered agent in the State of Nevada is Richard Hanson, 1830 No. Buffalo Drive, Unit 1075, Las Vegas, NV 89128.

ARTICLE III

The Corporation may engage in any lawful activity.

ARTICLE IV

Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "**Common Stock**" and "**Preferred Stock.**" The total number of shares of capital stock that the Corporation is authorized to issue is 550,000,000 shares. 500,000,000 shares shall be Common Stock, par value $.001 per share, and 50,000,000 shares shall be Preferred Stock, par value $.001 per share.

Section 2. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Second Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Corporation's Board of Directors (the "**Board of Directors**") hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Second Amended and Restated Articles of Incorporation ("**Protective Provisions**"), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock may be subordinated to, *pari passu* with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock, before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the

number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

Except for this first sentence of this **Article V** (which is in effect as of the date hereof), the provisions of this **Article V** shall not be in effect until, and shall be in effect as of and after, the date on which the Corporation first has a class of equity security registered with the Securities and Exchange Commission pursuant to either Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, and has a class of securities listed on a nationally recognized securities exchange or automated quotation system. The Board of Directors is authorized, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE VI

The governing board of the Corporation shall be styled as a **"Board of Directors,"** and any member of such Board of Directors shall be styled as a **"director."** The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote that are not filled by such stockholders, may be filled by the remaining directors, though less than a quorum. Notwithstanding the foregoing, whenever the holders of any one or more series of shares of Preferred Stock issued by the Corporation have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Second Amended and Restated Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to **Article IV, Section 2** hereof.

ARTICLE VII

The personal liability of the directors and officers of the Corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same exists or hereafter may be amended. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment, modification or repeal of this **Article VII** applies to or has any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

ARTICLE VIII

The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a **"Proceeding"**), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of

another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this **Article VIII** or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this **Article VIII**.

The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person's official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78. The expenses of any director or officer, current or past, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon the Corporation's receipt of an undertaking by or on behalf of such current or past director or officer to repay the Corporation for all of such expenses if it ultimately is determined by a court of competent jurisdiction that such current or past director or officer is not entitled to be indemnified by the Corporation. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. No amendment, modification or repeal of this **Article VIII** applies to or has any effect on any right or protection of any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

ARTICLE IX

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Nevada Revised Statutes, Chapter 78 or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized: (i) to make, adopt,

amend, alter or repeal the Bylaws of the Corporation, except as and to the extent otherwise provided in such Bylaws; (ii) from time to time to adopt Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as the Board of Directors deems expedient and in the best interests of the Corporation and to the extent permitted by law; and (iii) to fix and determine designations, preferences, privileges, rights and powers, and relative, participating, optional or other special rights, qualifications, limitations or restrictions, on the capital stock of the Corporation as provided by Nevada Revised Statutes Section 78.195, unless otherwise provided herein.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Second Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
	20130541909-34
Ross Miller	Filing Date and Time
Secretary of State	08/19/2013 8:00 AM
State of Nevada	Entity Number C241-2005

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

DAVID LOREN CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I: The name of the corporation is Kibush Capital Corporation ("The Corporation").
ARTICLE IV, SECTION 1: Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of capital stock that the Corporation is authorized to issue is 550,000,000 shares. 500,000,000 shares shall be Common Stock, par value $.001 per share, and 50,000,000 shares shall be Preferred Stock, par value $.001 per share.

That at the effective time of this amendment, (i) each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's Board of [CONTINUED ON NEXT PAGE]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53%

4. Effective date and time of filing: (optional) Date: August 22, 2013 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

DAVID LOREN CORPORATION (Cont.)

2. [CONTINUED FROM PREVIOUS PAGE] Directors shall be subject to a 1 for 225 reverse stock split with all fractional shares rounded to the nearest whole share. Such reverse stock split shall not affect the par value of the Corporation's common stock which shall remain at $0.001 per share. The number of shares of common stock issued and outstanding prior to the effective time of this amendment is 126,722,732. After the effective time of this amendment, the number of shares issued and outstanding is 563,212 shares of common stock.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

KIBUSH CAPITAL CORPORATION

Nevada Business Identification # NV20051073713

Expiration Date: January 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 19, 2013

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.